Exhibit 5.1

August 16, 2024

Rocket Pharmaceuticals, Inc.
9 Cedarbrook Drive
Cranbury, NJ 08512

Ladies and Gentlemen:

We have acted as special counsel to Rocket Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:

(i)	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

(ii)	shares of one or more series of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

(iii)	one or more series of debt securities of the Company (the “Debt Securities”);

(iv)	warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”); and

(v)
units comprised of shares of shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Warrants in any combination (the “Units” and together with the Common Stock, Preferred Stock, Debt Securities and Warrants, the “Securities”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined the following (collectively, the “Documents”): (i) the Registration Statement, including the exhibits filed therewith; (ii) the prospectus included in the Registration Statement relating to the Securities; (iii) the Seventh Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on February 23, 2015, as amended by the Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on January 4, 2018, the Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation of the Company as also filed with the Secretary of State on January 4, 2018, the Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 25, 2018, the Change of Registered Agent and/or Registered Office of the Company as filed with the Secretary of State on August 25, 2022, and the Certificate of Amendment of Seventh Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 20, 2024 (the “Certificate of Incorporation”); (iv) the Amended and Restated By-Laws of the Company (the “Bylaws” and, together with the Certificate of Incorporation, the “Company Organizational Documents”); (v) the resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on August 16, 2024; (vi) the form of Senior Indenture between the Company and one or more trustees to be named (such trustee, a “Debt Trustee”) pursuant to which senior Debt Securities may be issued (the “Senior Indenture”) as filed as Exhibit 4.4 to the Registration Statement; and (vii) the form of Subordinated Indenture between the Company and one or more Debt Trustees to be named (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) pursuant to which subordinated Debt Securities may be issued as filed as Exhibit 4.5 to the Registration Statement.

For purposes of rendering our opinions below, we have not reviewed any document other than the Documents and assume that there exists no provision in any document relating to the matters covered by our opinions below that we have not reviewed that is inconsistent with the Documents or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

For the purposes of this opinion letter, we have assumed, without investigation, that: (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine.  We have further assumed: (i) the legal capacity and competency of natural persons; (ii) that the Company has all necessary power and authority (corporate or otherwise) to authorize, execute and deliver the Securities; (iii) each party to the Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iv) each party to the Documents (a) has the legal capacity, power and authority to execute, deliver, and perform its obligations under the Documents to which it is a party, (b) has taken all action necessary to duly authorize the execution, delivery and filing (if applicable) of, and the performance of its obligations under, the Documents to which it is a party and (c) has duly executed and delivered the Documents to which it is a party; and (v) the Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited to: (i) solely in connection with the opinions given in numbered paragraphs 1, 2 and 6(a) below, the General Corporation Law of the State of Delaware (the “DGCL”); and (ii) solely in connection with the opinions given in numbered paragraphs 3, 4, 5 and 6(b) below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of: (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, any required post-effective amendment thereto and the applicable prospectus supplement; (iv) the Board of Directors and/or any duly authorized committee thereof shall not have rescinded or otherwise modified its authorization of any such offering, issuance or sale of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered, issued or sold as contemplated by the Registration Statement, any required post-effective amendment thereto and the applicable prospectus supplement will be validly authorized, executed and delivered by the Company and each other party thereto; (vii) the Company will have sufficient authorized, unissued and unreserved shares of Common Stock or Preferred Stock to offer, issue and sell shares of Common Stock or Preferred Stock or Debt Securities, Warrants or Units that are convertible, exchangeable or exercisable for, or comprised of, shares of Common Stock or Preferred Stock to permit the issuance of such shares or such Debt Securities, Warrants or Units; (viii) the contractual provisions of the Warrants and the Warrant agreement setting forth the terms of such Warrants are governed by New York law and (ix) additional qualifications and other matters set forth below, it is our opinion that:

1.          With respect to a share of Common Stock, when: (i) the terms of the offer, issuance and sale of such share of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Company receives the consideration for such share of Common Stock as has been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof and that is at least equal to the par value of such share; (iii) either (A) upon the issuance of such share of Common Stock, such share is evidenced by a certificate duly executed and delivered, or (B) the Board of Directors and/or a duly authorized committee thereof has adopted a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such share, and, within a reasonable time after the issuance of such uncertificated share, the registered owner thereof shall be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; and (iv) the issuance of such share of Common Stock is properly recorded in the books and records of the Company, such share of Common Stock will be validly issued, fully paid and nonassessable.

2.          With respect to a share of Preferred Stock, when: (i) either (A) the Board of Directors and/or a duly authorized committee thereof has duly adopted resolutions pursuant to the authority expressly vested in it by the “blank check” provisions of the Certificate of Incorporation setting forth the designations, powers, preferences and relative, participating, optional, other or special rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of the relevant series of Preferred Stock, and such resolutions adopted by the Board of Directors and/or a duly authorized committee thereof have been set forth in a certificate of designations including the number of shares of Preferred Stock as to which such resolutions apply, and such certificate of designations has been executed, acknowledged and filed and become effective in accordance with Section 103 of the DGCL or (B) a certificate of amendment of the Certificate of Incorporation or an amended and restated certificate of incorporation, in either case setting forth the designations, powers, preferences and relative, participating, optional, other or special rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of the relevant series of Preferred Stock has been duly authorized and approved by the Board of Directors and the stockholders of the Company in accordance with the DGCL and executed, acknowledged and filed and become effective in accordance with Section 103 of the DGCL; (ii)  the terms of the offer, issuance and sale of such share of Preferred Stock have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof and in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Company receives the consideration for such share of Preferred Stock as has been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof and that is at least equal to the par value of such share; (iv) either (A) upon the issuance of such share of Preferred Stock, such share is evidenced by a certificate duly executed and delivered or (B) the Board of Directors and/or a duly authorized committee thereof has adopted a resolution providing that all shares of Preferred Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such share, and, within a reasonable time after the issuance of such uncertificated share, the registered owner thereof shall be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; and (v) the issuance of such share of Preferred Stock is properly recorded in the books and records of the Company, such share of Preferred Stock will be validly issued, fully paid and nonassessable.

3.          With respect to a Debt Security, when: (i) the terms of such (A) Debt Security have been duly established in accordance with the Senior Indenture or Subordinated Indenture, as applicable, in the respective forms we have reviewed, and (B) such Debt Security and the offer, issuance and sale of such Debt Security, have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof in accordance with the DGCL and the Organizational Documents, as amended, in each case in a manner so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) any Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iii) the Debt Security has been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement, any required post-effective amendment thereto and any prospectus supplement relating thereto and in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and any other agreement or instrument binding upon the Company and enforceable against the parties thereto, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Debt Security will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

4.  With respect to a Warrant, when: (i) such Warrant has been created and terms of such Warrant (including, to the extent that such Warrant entitles the holder thereof to acquire from the Company shares of Common Stock or Preferred Stock, the number of shares of Common Stock or Preferred Stock issuable upon exercise of such Warrant and the times or times at or within which and the consideration for which any such shares may be acquired from the Company upon the exercise of such Warrant), the terms of the offer, issuance and sale of such Warrant, and the execution, delivery and performance by the Company of a Warrant agreement have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Company receives the consideration for such Warrant as has been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee; (iii) the Warrant agreement setting forth the terms of such Warrant has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iv) such Warrant or certificates representing such Warrant, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement, any required post-effective amendment thereto and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Warrant agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, such Warrant and such Warrant agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5.          With respect to a Unit, when: (i) the terms of the Securities comprising any Units offered pursuant to the Registration Statement, any required post-effective amendment thereto and the applicable prospectus supplement and the terms of the offer, issuance and sale of such Units have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule or regulation, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) any share of Common Stock or Preferred Stock that forms a part of such Units is validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, as applicable; (iii) any Debt Securities that form a part of such Units are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 3 above; and (iv) any Warrant that forms a part of such Units and the Warrant agreement setting forth the terms of such Warrant constitute and binding obligations of the Company, as contemplated in numbered paragraph 4 above, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

6.          If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 through 5 above, as the case may be and assuming that the Issuable Securities (other than shares Common Stock and shares of Preferred Stock) are governed by the laws of New York; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement, any required post-effective amendment thereto and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (a) to the extent the relevant Issuable Securities are shares of Common Stock or Preferred Stock, such Issuable Securities will be validly issued, and fully paid and nonassessable and (b) to the extent the relevant Issuable Securities are Debt Securities, Warrants or Units, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof.  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP